Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.0001 par value per share	Other	18,304,991 shares (2)	$5.79 (3)	$105,964,282.59 (3)	$92.70 per $1,000,000	$9,822.89

Total Offering Amounts					$105,964,282.59		$9,822.89

Total Fee Offsets							—

Net Fee Due							$9,822.89

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Consists of (i) 4,100,000 shares issuable under the 2022 Equity Incentive Plan (“2022 Equity Plan”), (ii) 850,000 shares issuable under the 2022 Inducement Stock Incentive Plan, as amended (“2022 Inducement Plan”) and (iii) an additional number of shares (up to 13,354,991) issuable under the 2022 Equity Plan as is equal to the sum of (A) the number of shares of common stock reserved for issuance under the registrant’s 2013 Stock Incentive Plan (the “2013 Plan”) that remained available for grant immediately prior to the date that the 2022 Equity Plan was approved by the registrant’s stockholders and (B) the number of shares of common stock subject to awards granted under the 2013 Plan that are outstanding as of such date and which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the registrant at their original issuance price pursuant to a contractual repurchase right.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of (a) $5.65, the exercise price of the 154,395 shares subject to outstanding stock option grants under the 2022 Equity Plan and (b) the average of the high and low prices of the registrant’s common stock as reported on the Nasdaq Global Select Market on June May 26, 2022, in accordance with Rule 457(c) under the Securities Act of 1933, as amended, for the 17,300,596 shares issuable under the 2022 Equity Plan which are not subject to outstanding options and the 850,000 shares issuable under the 2022 Inducement Plan.